LIST OF SUBSIDIARIES


                                         NAMES UNDER
                    JURISDICTION OF      WHICH DOES
NAME                INCORPORATION        BUSINESS

Sonus-USA, Inc.     Washington           Hearing Care Associates
                                         Hearing Dynamics
                                         Family Hearing Center
                                         Dakota Hearing Aid Service
                                         Santa Maria Hearing Associates
                                         Sonus
                                         Allied Hearing
                                         Auditory-Vestibular Center
                                         Hearing Improvement Center

Sonus-Canada Ltd.   Alberta, Canada      Fraserview Hearing Clinic
                                         Fraserview-Pacific Hearing Clinic
                                         Kamloops Hearing Clinic
                                         Langley Hearing Clinic
                                         Pacific Hearing Clinic
                                         Rockyview Hearing and Balance Clinic
                                         T. H. Moore Hearing Clinic